UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2021
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)
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Texas
Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Bryan Street, Suite 1800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 560-5404
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth companies  ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Business and Operations
Item 1.03 Bankruptcy or Receivership

On March 29, 2021, Judge Mark Mullin, United States Bankruptcy Court, Northern District of Texas, Fort Worth Division, entered its Order Approving: (I) Creditors’ Trustee’s Final Report and Amended Application for Final Decree Closing Bankruptcy Cases and Related Relief; and (II) Position Holder Trust’s Amended Post-Confirmation Report and Joinder in Amended Application for Final Decree Closing Bankruptcy Cases.

The Court found that the bankruptcy cases filed as In re Life Partners Holdings, Inc., et. al. Case No. 15-40289, In re Life Partners Inc. Case No. 15-41995, and In re LPI Financial Services, Inc., Case No. 15-41996 (the “Bankruptcy Cases”), have been fully administered and, in the best interests of the reorganized debtors, the successor trusts, their beneficiaries and all parties-in-interest, the Court decreed the Bankruptcy Cases closed.

The closing of the Bankruptcy Cases does not change the continued administration of the Life Partners Creditors’ Trust, the Life Partners Position Holder Trust or the Life Partners IRA Holders Partnership LLC under their constituent agreements. Accordingly, the Life Partners Position Holder Trust and the Life Partners IRA Holders Partnership LLC shall continue to operate as they have under the confirmed plan of reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: March 31, 2021	By:	/s/ Michael J. Quilling
Michael J. Quilling
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: March 31, 2021	By:	/s/ Michael J. Quilling
Michael J. Quilling
Manager